Exhibit 10.20(a3)



                                SECOND AMENDMENT

                                       TO

                                MASTER AGREEMENT


     This Second Amendment to Master Agreement (the "Amendment") is entered into by and among The Ohio Life Insurance Company, an Ohio corporation ("Ohio Life"), The Ohio Casualty Insurance company, an Ohio corporation ("Ohio Casualty"), Americo Life, Inc., a Missouri corporation ("ALI"), and Great Southern Life Insurance Company, a Texas corporation ("Great Southern"). Ohio Life and Ohio Casualty are referred to collectively herein as "Ohio", and ALI and Great Southern are referred to collectively herein as "Americo".

     WITNESSETH:

     WHEREAS, the parties originally entered into a Master Agreement on July 31, 1995, which was subsequently amended by the First Amendment to Master Agreement as of October 2, 1995 (collectively hereinafter, the "Master Agreement"); and

     WHEREAS, the parties now desire to amend certain provisions of the Master Agreement, as provided in this Amendment;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations and warranties contained in this Amendment, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Modification of Reinsured Business.

     A portion of the Reinsured Business (as that term is defined in the Master Agreement) relates to a deferred compensation program established by Ohio for certain agents (the "Deferred Comp Program"). The accounts comprising the Deferred Comp Program are identified in Exhibit 1, which is attached hereto and incorporated herein by this reference (the "Deferred Comp Program Accounts"). Effective April 1, 1997, the Deferred Comp Program Accounts shall cease to be Reinsured Business, as that term is defined in and for all purposes of the Master Agreement.

     2. No Other Revisions. Except only as provided in this Amendment, all terms and conditions of the Master Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers by all requisite corporate and other actions and approval as of November 17, 1997.


                           THE OHIO LIFE INSURANCE COMPANY

                            By
                               -------------------------------

                            Name      Lauren N. Patch
                               -------------------------------

                            Title     Vice Chairman and President
                               -------------------------------


                           THE OHIO CASUALTY INSURANCE COMPANY

                            By
                               -------------------------------

                             Name     Lauren N. Patch
                               -------------------------------

                             Title    Vice Chairman and President
                               -------------------------------


                           AMERICO LIFE, INC.

                            By
                               -------------------------------

                             Name    Gary L. Jenkins
                               -------------------------------

                             Title   Senior Vice Pres. & Chief Financial Officer
                               -------------------------------


                           GREAT SOUTHERN LIFE INSURANE
                           COMPANY.

                            By
                               -------------------------------

                             Name    Donna Kinnaird
                               -------------------------------

                             Title   Senior Vice Pres. & Assistant Treasurer
                               -------------------------------